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Exhibit 99.1

HARVARD BIOSCIENCE LOGO

FOR IMMEDIATE RELEASE

CONTACTS:
David Green	Chane Graziano	Susan Luscinski
President	CEO	CFO
dgreen@harvardbioscience.com	cgraziano@harvardbioscience.com Harvard Bioscience, Inc. 84 October Hill Road Holliston, MA 01746 Tel: 508 893 8999 Fax: 508 429 8478	sluscinski@harvardbioscience.com

HBIO Reports 63% Revenue Growth in Second Quarter

Holliston, MA, July 28, 2003/—Harvard Bioscience, Inc. (Nasdaq: HBIO), today reported financial highlights for the three and six months ended June 30, 2003.

Revenue for the second quarter of 2003 grew 63% from the same quarter in 2002 after favorable foreign exchange effects. Excluding favorable foreign exchange effects of approximately $865,000, revenue for the second quarter grew 57%. On a year to date basis through the second quarter, revenues grew at the same rate of 63% from the same period last year after favorable foreign exchange effects and excluding favorable foreign exchange effects of approximately $1.5 million revenue grew 57%.

Net income, as measured under U.S. generally accepted accounting principles ("GAAP"), for the second quarter of 2003 was $743,000, compared with $1.0 million for the second quarter of 2002. Basic and diluted per share net income was $0.02 for the second quarter of 2003 compared to $0.04 for the second quarter of 2002. Included in both periods are charges for non-cash stock compensation expense of $134,000 and $331,000 and amortization of intangibles of $729,000 and $307,000 for 2003 and 2002 respectively, before tax. For 2003, net income also includes a one-time charge of approximately $815,000 for an arbitration award in favor of the former shareholders of Union Biometrica and certain related costs. Net of tax this one-time charge had approximately a $0.01 per share impact for the quarter. Also included in the 2003 second quarter results were charges related to the acquisitions of Genomic Solutions, BTX and GeneMachines of $205,000 for fair value adjustments, expensed through cost of product sales, of acquired inventory and backlog related to orders sold in the second quarter of 2003.

Year to date GAAP net income for the period ended June 30, 2003 was $1.5 million compared to $1.8 million for 2002. Basic and diluted per share net income was $0.05 for the six month period ended June 30, 2003 and $0.07 for the six month period ended 2002. Included in both periods are charges for non-cash stock compensation expense of $281,000 and $655,000 and amortization of intangibles of $1.4 million and $612,000 for 2003 and 2002 respectively, before tax. For 2003, net income also includes a one-time charge of approximately $815,000 for an arbitration award in favor of the former shareholders of Union Biometrica and certain related costs. Net of tax this one-time charge had approximately a $0.01 per share impact. Also included in the six month period ended June 30, 2003 were charges related to the acquisitions of Genomic Solutions, BTX and GeneMachines of $538,000 for fair value adjustments, expensed through cost of product sales, of acquired inventory and backlog related to orders sold in 2003 through June 30th since each acquisition.

Pro forma net income totaled $1.9 million for the second quarter of 2003 compared to $1.5 million for the second quarter of 2002, or $0.06 per diluted share for both periods. Pro forma net income excludes, for both periods presented, stock compensation expense and amortization of intangibles, net of tax effects. For the three months ended June 30, 2003, pro forma net income additionally excludes charges related to an arbitration award in favor of the former shareholders of Union Biometrica and fair value adjustments, net of tax, related to the acquisitions of Genomic Solutions, GeneMachines and BTX, expensed through cost of product sales, for acquired inventory and backlog related to orders sold in the second quarter of 2003.

Year to date pro forma net income for the period ended June 30 totaled $3.4 million for 2003 compared to $2.8 million for 2002, or $0.11 and $0.10 per diluted share respectively. Pro forma net income excludes, for both periods presented, stock compensation expense and amortization of intangibles, net of tax effects. For the six months ended June 30, 2003, pro forma net income additionally excludes charges related to an arbitration award in favor of the former shareholders of Union Biometrica and fair value adjustments, net of tax, related to the acquisitions of Genomic Solutions, GeneMachines and BTX, expensed through cost of product sales, for acquired inventory and backlog related to orders sold in 2003 through June 30th since each acquisition.

HBIO ended the quarter with cash and cash equivalents of $9.2 million, a decrease of approximately $6.1 million since December 31, 2002. Approximately $6.6 million in cash was used to partially fund the acquisitions of BTX in January 2003 and GeneMachines in March 2003. An additional $6 million in proceeds from a bridge note entered into in March 2003 was used to fund the remaining purchase price for the acquisition of GeneMachines. This $6 million bridge loan was entered into with Brown Brothers Harriman & Co. in anticipation of closing a revolving credit facility which would be available to fund future acquisitions or working capital. We are currently negotiating a $25 million revolving credit facility, instead of the originally planned $12 million facility. $1.3 million in cash was also used during the second quarter of 2003 in settlement of a dispute between our subsidiary Genomic Solutions and Affymetrix. This amount was fully reserved for by Genomic Solutions on the balance sheet prior to our acquisition of Genomic Solutions.

"This was a record quarter for us in both revenues and pro forma operating income" said Chane Graziano, CEO of HBIO. "Although we remain cautious on the spending in the life science market, we did see improvement in the second quarter, primarily in the US. We also have seen continued strengthening in the demand for our ADMET products over the last two quarters. The new products we acquired with the acquisitions of WPA, Genomic Solutions, BTX and GeneMachines were major contributors to our success for the quarter. Our performance in this tough economic environment once again validates our strategy of acquiring complementary products to underpin our growth through internal development of new products and strategic alliances."

As previously announced, management will host a conference call regarding second quarter earnings which will be simultaneously broadcast over the Internet and can be accessed through the Harvard Bioscience, Inc. web site. The conference call will begin at 1:00pm Eastern Time on Tuesday, July 29, 2003. To listen to the conference call, log on to our website at: www.harvardbioscience.com, click on the investor relations button and then click on the web cast icon. Any material financial and other statistical information presented on the call which is not included in our earnings release, as well as our earnings release, is available on the investor relations section of our website. Click on the investor relations' button and then click on the press release or web cast icon, as appropriate. If you are unable to listen to the live web cast, the call, this press release and any related financial or statistical information will be archived in the investor relations section of our web site. The live conference call can also be accessed in a "listen only" mode by dialing 877-313-7707.

Use of Non-GAAP Financial Information

We believe that it is useful to investors to present both the pro forma results for the Company as well as the GAAP results for the Company, as the pro forma results approximate how we measure the operating results of the Company internally. Historically, pro forma results exclude one-time non-recurring charges, acquired in-process research and development expense, amortization of intangibles related to acquisitions, fair value adjustments of inventory and backlog related to acquisitions, one-time restructuring expenses and stock compensation expense, all net of tax. These expenses result primarily from purchase accounting or from events that are not related to the underlying operations of the business. Therefore, we believe the presentation of the pro forma results provides investors with an enhanced understanding of the business. A tabular reconciliation of second quarter pro forma results to GAAP results is included in this press release. Also included is a similar reconciliation for our 2003 pro forma guidance.

The financial information provided in the pro forma presentation should be considered in addition to, not as a substitute for the financial information provided and presented in accordance with GAAP.

About Harvard Bioscience

Harvard Bioscience is a global developer, manufacturer and marketer of a broad range of specialized products, primarily scientific instruments, used to accelerate drug discovery research at pharmaceutical and biotechnology companies, universities and government laboratories. HBIO sells its products to thousands of researchers in 100 countries though its direct sales force, a 1,000-page catalog, various specialty catalogs and through its distributors, including Amersham Biosciences and PerkinElmer. HBIO has sales and manufacturing operations in the United States, the United Kingdom, Germany, Austria and Belgium with sales facilities in France, Canada and Japan.

The statements made in this press release or on our conference call that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements or inferences about the Company's or management's beliefs or expectations, the Company's anticipated future revenues and earnings, the strength of the Company's market position and business model, the impact of acquisitions, the Company's business strategy, the positioning of the Company for growth, the market demand and opportunity for the Company's products, the anticipated closing of a definitive agreement for a revolving credit facility, the finality of the arbitration award in favor of the former shareholders of Union Biometrica, and the Company's plans, objectives and intentions that are not historical facts. In particular, there is a risk that the Company will not generate revenues, earnings or operating margins that management anticipates, the Company may not achieve its expected GAAP or pro forma results for 2003, and there is a risk that the Company may not reach agreement on the terms of the revolving credit facility and may be required to repay the bridge loan on less than favorable terms. Other factors that may cause the Company's actual results to differ materially from those in the forward-looking statements include the Company's failure to successfully integrate acquired businesses or technologies, expand its product offerings, introduce new products or commercialize new technologies or unanticipated costs relating to acquisitions, decreased demand for the Company's products due to changes in its customers' needs, financial position, general economic outlook, or other circumstances, plus factors described under the heading "Important Factors That May Affect Future Operating Results" in the Company's Annual Report on Form 10K for the fiscal year ended December 31, 2002 or described in the Company's other public filings. The Company's results may also be affected by factors of which the Company is not currently aware. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the federal securities laws to update and disclose material developments related to previously disclosed information.

For investor inquiries, please call (508) 893-8066. Press releases may be found on our web site, http://www.harvardbioscience.com.

HARVARD BIOSCIENCE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenues	$22,353	$13,729	$41,826	$25,692
Costs and Expenses:
Cost of product sales	10,935	6,657	20,570	12,405
Research and development expenses (1)	1,666	1,007	3,086	2,024
Marketing, selling, general & administrative (1)	6,770	3,942	13,195	7,329
Stock compensation expense	134	331	281	655
Amortization of intangible assets	729	307	1,353	612

Total costs and expenses	20,234	12,244	38,485	23,025
Income from operations	2,119	1,485	3,341	2,667
Other income (expense)
Interest (expense) income net	(53)	92	(26)	39
Foreign currency gain (loss)	(143)	173	(30)	277
Other expense (2)	(832)	(24)	(864)	(34)

Total other income (expense) net	(1,028)	241	(920)	282
Income before income taxes	1,091	1,726	2,421	2,949
Income tax expense	(348)	(708)	(900)	(1,158)

Net income	$743	$1,018	$1,521	$1,791

Income per share
Basic	$0.02	$0.04	$0.05	$0.07
Diluted	$0.02	$0.04	$0.05	$0.07
Weighted average common shares
Basic	30,232	26,483	30,065	26,470
Diluted	30,731	26,998	30,459	27,061

(1)
For the three and six month periods ended June 30, 2003, includes approximately $2.8 and $5.4 million respectively in marketing, selling, general & administrative expense and approximately $0.8 and $1.5 million respectively in research and development expense related to acquisitions completed since the second quarter of 2002.

(2)
For the three and six month periods ended June 30, 2003 includes a one-time charge of approximately $815 for an arbitration award and certain related costs.

SELECTED CONSOLIDATED BALANCE SHEET INFORMATION

(In thousands, unaudited)

	June 30, 2003	December 31, 2002
Assets
Cash and cash equivalents	$9,186	$15,313
Trade Receivables	15,640	13,917
Inventories (3)	19,894	15,467
Property, plant and equipment	6,306	5,918
Goodwill and other intangibles	60,156	51,346
Other assets	5,287	5,623
Total assets	$116,469	$107,584
Liabilities
Total current liabilities	$22,631	$16,599
Total liabilities	24,961	19,203
Shareholders' equity	91,508	88,381
Total liabilities and shareholders' equity	$116,469	$107,584

(3)
As of June 30, 2003 includes approximately $100 in fair value adjustments for inventory and backlog related to the acquisitions of Genomic Solutions in October 2002, BTX in January 2003, and GeneMachines in March 2003.

HARVARD BIOSCIENCE, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenues	$22,353	$13,729	$41,826	$25,692
Costs and Expenses:
Cost of product sales	10,730	6,657	20,032	12,405
Research and development expenses (1)	1,666	1,007	3,086	2,024
Marketing, selling, general & administrative (1)	6,770	3,942	13,195	7,329

Total costs and expenses (4)	19,166	11,606	36,313	21,758
Income from operations (4)	3,187	2,123	5,513	3,934
Other income (expense)
Interest (expense) income net	(53)	92	(26)	39
Foreign currency gain (loss)	(143)	173	(30)	277
Other expense (5)	(17)	(24)	(49)	(34)

Total other income (expense) net (5)	(213)	241	(105)	282
Income before income taxes (4) (5)	2,974	2,364	5,408	4,216
Income tax expense (6)	(1,120)	(831)	(2,013)	(1,460)

Net income (4) (5) (6)	$1,854	$1,533	$3,395	$2,756

Income per share (4) (5) (6)
Diluted	$0.06	$0.06	$0.11	$0.10
Weighted average common shares
Diluted	30,731	26,998	30,459	27,061

(4)
Excludes stock compensation expense and amortization of intangible assets for all periods; and for the three and six month periods ended June 30, 2003 excludes $205 and $538 respectively of fair value adjustments for inventory and backlog related to the acquisitions of Genomic Solutions in October 2002, BTX in January 2003, and GeneMachines in March 2003.

(5)
For the three and six month periods ended June 30, 2003 excludes a one-time charge of approximately $815 for an arbitration award and certain related costs.

(6)
Excludes tax benefit related to items described in Note 4 and Note 5 of $772 and $123 for the three month period ended June 30, 2003 and 2002 and $1.1 and $0.3 million for the six month period ended June 30, 2003 and 2002 respectively.

HARVARD BIOSCIENCE, INC.

RECONCILIATION OF PRO FORMA NET INCOME TO U.S. GAAP NET INCOME

(In thousands, except per share data unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Pro Forma Net Income	$1,854	$1,533	$3,395	$2,756
Stock Compensation Expense	134	331	281	655
Amortization of Goodwill and Intangibles	729	307	1,353	612
Fair Value Adjustment to Cost of Product Sales	205	—	538
Arbitration Award and Certain Related Costs	815		815
Income Tax Benefit	772	123	1,113	302

GAAP Net Income	$743	$1,018	$1,521	$1,791
Weighted average common shares
Diluted	30,731	26,998	30,459	27,061
Pro forma net income per share	$0.06	$0.06	$0.11	$0.10
GAAP net income per share	$0.02	$0.04	$0.05	$0.07

HARVARD BIOSCIENCE, INC.

RECONCILIATION OF ESTIMATED PRO FORMA E.P.S TO U.S. GAAP E.P.S.

(Per diluted share amounts, unaudited)

Year ending December 31, 2003
Pro Forma Net Income	$0.26
Stock Compensation Expense	0.02
Amortization of Intangible Assets	0.09
Fair Value Adjustment to Cost of Product Sales	0.02
Arbitration Award and Certain Related Costs	0.03
Income Tax Benefit	0.04

GAAP Net Income	$0.14

        The above amounts are estimates based on management's current expectations.

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HBIO Reports 63% Revenue Growth in Second Quarter
HARVARD BIOSCIENCE, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share data, unaudited)
SELECTED CONSOLIDATED BALANCE SHEET INFORMATION (In thousands, unaudited)
HARVARD BIOSCIENCE, INC. PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share data, unaudited)
HARVARD BIOSCIENCE, INC. RECONCILIATION OF PRO FORMA NET INCOME TO U.S. GAAP NET INCOME (In thousands, except per share data unaudited)
HARVARD BIOSCIENCE, INC. RECONCILIATION OF ESTIMATED PRO FORMA E.P.S TO U.S. GAAP E.P.S. (Per diluted share amounts, unaudited)